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                                                                EXECUTION COPY


                          ASSET PURCHASE AND SALE AGREEMENT


              THIS ASSET PURCHASE AND SALE AGREEMENT, dated December 18, 1998 between SITE TECHNOLOGIES, INC., a California corporation having an address at 380 El Pueblo Road, Scotts Valley, California 95066 (the "SELLER"), and STARBASE CORPORATION, a Delaware corporation having an address at 4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707(the "PURCHASER").

                                       RECITALS

              The Seller is in the business of designing, developing, licensing and selling software products and related materials for various Web site applications. The Seller has decided to sell certain of its assets and properties. The Seller has agreed to sell such assets and properties to the Purchaser, and the Purchaser has agreed to buy such assets and properties, all upon the terms and provisions and subject to the conditions hereinafter set forth.

                                      AGREEMENT

              In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

              1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

              "AGREEMENT" shall mean this Asset Purchase and Sale Agreement, together with all schedules and exhibits hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

              "AFFILIATE" of a referenced person shall mean (a) another person controlling, controlled by or under common control with such referenced person, (b) any other person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights or of the interest in the capital, distributions or profits of the referenced person or (c) any officer or director of or partner in the referenced person, or any person controlled by any such individual. The terms "CONTROL", "CONTROLLING", "CONTROLLED" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a

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individual. The terms "CONTROL", "CONTROLLING", "CONTROLLED" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

              "ASSET" and "ASSETS" shall have the meanings respectively assigned to them in SECTION 2.01 hereof.

              "ASSUMED OBLIGATION" and "ASSUMED OBLIGATIONS" shall have the meanings respectively assigned to them in SECTION 2.03 hereof.

              "BUSINESS DAY" shall mean any day other than any Saturday, Sunday or other applicable U.S. federal holiday.

              "CLOSING" shall mean the consummation of the sale and purchase of the Assets by the Seller and the Purchaser as contemplated by this Agreement.

              "CLOSING DATE" shall have the meaning assigned to it in SECTION
2.09 hereof.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended.

              "CONFIDENTIAL INFORMATION" shall mean, with respect to the Assets only, and the information contained therein, any and all Documents and other information pertaining to the assets, bids, business, code, costs, creditors, customers and customer identities and contacts, data, Developments (as hereinafter defined), financial condition or affairs, formulae, know-how, methods, operations, personnel, prices, procedures, products, proposals, prospects, reports, services, software, strategies, suppliers, systems, technologies and other trade secrets of the Seller, whether existing prior hereto, acquired hereunder or developed or otherwise acquired by the Purchaser during the Restricted Period or at any other time; PROVIDED, HOWEVER, THAT Confidential Information shall exclude any information that (i) is or becomes publicly available other than through any direct or indirect disclosure by the Seller or any of its Representatives (ii) was known to Seller or its Representatives, without confidentiality restriction, at the time of disclosure as shown by the files of Seller or its Representatives in existence at the time of disclosure; (iii) is disclosed with the prior written approval of Purchaser; (iv) was independently developed by Seller or its Representatives without any use of the Confidential Information and by employees or other agents of (or independent contractors hired by) Seller or its Representatives who have not bee exposed to the Confidential Information;
(v) becomes known to Seller or its Representatives, without confidentiality restriction, form a source other than Purchaser without breach of this Agreement by Seller or its Representatives and otherwise not in violation of Purchaser's rights; (vi) is disclosed to third parties by Purchaser without restrictions similar to those contained in this Agreement; or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that Seller or its Representatives shall provide prompt written notice thereof to enable Purchaser to seek a protective order or otherwise prevent such disclosure.

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              "CONVEYANCE INSTRUMENTS" shall mean the bills of sale,
assignments and other documents required by SECTION 2.07 hereof.

              "CORPORATE DOCUMENT" shall mean any of the following: (a) the Certificate of Incorporation and By-laws of the Seller; (b) any resolution with continuing effect adopted by the Board of Directors of the Seller; or
(c) any term or provision of any agreement or trust respecting the securities issued by the Seller or any related rights; in each case whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, modified, amended or restated from time to time.

              "DEVELOPMENTS" shall mean, collectively, any and all developments, enhancements, refinements, upgrades and documentation of Software, Source Code, ideas, inventions, products, services, know-how, programs, procedures, strategies, and other trade secrets and works of authorship for use in or related to the Assets.

              "DOCUMENTS" shall mean, with respect to the Assets only, any and all documents and other tangible items containing information, including (without limitation) any and all agreements, books, correspondence, discs, drawings and pictures, instructions, lists and other collections of information, manuals, memoranda, notes, programs, software and codes, proposals and presentations, whether in hard copy or electronic storage.

              "EVENT" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts.

              "EXCLUDED ASSET" and "EXCLUDED ASSETS" shall have the meanings respectively assigned to them in SECTION 2.02 hereof.

              "EXCLUDED LIABILITY" and "EXCLUDED LIABILITIES" shall have the meanings respectively assigned to them in SECTION 2.04 hereof.

              "GAAP" shall mean United States generally accepted accounting principles applied on a basis consistent with the preparation of the consolidated financial statements referred to in SECTION 4.05 hereof.

              "HEREUNDER" , "HEREIN", "HEREOF" and other words and phrases of like import shall refer to each and every term and provision of this Agreement.

              "INDEMNIFICATION LIMIT" shall have the meaning assigned to it in SECTION 5.02(a) hereof.

              "INTERIM LICENSE AND CONSULTING AGREEMENT" shall mean that certain agreement between the Seller and the Purchaser, dated as of the date hereof and attached hereto as Exhibit A.

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              "LIABILITY THRESHOLD" shall have the meaning assigned to it in
SECTION 5.02(a) hereof.

              "LIEN" and "LIENS" shall respectively refer to any one or more of the following with respect to the Assets: (a) any assignment, pledge, mortgage, hypothecation or security interest (irrespective of whether the Seller is personally obligated with respect to any obligation thereby secured); (b) any consignment, finance lease, conditional sale contract or other title retention agreement; (c) any assignment, pledge or other transfer, restriction or encumbrance of any right to receive any income or other distributions or proceeds; (d) any lien for Taxes or other assessments or any mechanics' or other statutory lien; (e) any restrictive covenant, lease, license, right of use, possession or first refusal, infringement, community property or other joint ownership interest, limitation or restriction on use or transfer, exception to title, or other limitation or restriction on the extent, exercise or enforcement of any right or interest respecting any asset or property; (f) any covenant or agreement with any other person to a "Negative Pledge" (I.E., that the Seller will not do any one or more of the things specified in the preceding clauses); or (g) any other lien, encumbrance or adverse right or claim of any nature in, to or against any Asset.

              "LOSS" shall mean any loss, damage, injury, harm, detriment, decline in value, liability, claim, demand, action, suit, investigation, proceeding, settlement, judgment, award, fine, penalty, Tax, fee, charge, cost or expense (including any reasonable out-of-pocket disbursement, expense or fee or other reasonable amount paid to any attorney or other professional advisor and any reasonable costs of investigation).

              "MATERIAL ADVERSE EFFECT" shall mean (i) with respect to Seller, any material and adverse effect, whether individually or in the aggregate, upon (a) the Assets, or (b) the ability of the Seller to perform as and when due of all or any part of its obligations under this Agreement or any other Purchase Document and (ii) with respect to Purchaser, any change, event or effect that is or reasonably likely could be materially adverse, whether individually or in the aggregate, (a) to the current or continuing business, assets (including intangible assets), financial condition or results of operations of Purchaser and its subsidiaries taken as a whole, or (b) upon the ability of Purchaser to perform as and when due of all or any part of its obligations under this Agreement or any other Purchase Document.

              "MATERIAL CONTRACT" and "MATERIAL CONTRACTS" shall respectively mean any one or more of each material agreement, contract, instrument, document, arrangement or other obligation or understanding primarily with respect to the Assets: (a) to which the Seller is or may be a party; or (b) by which the Seller or any of the Assets is or may be bound or subject; in each case, whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been supplemented, modified, amended or restated to the date hereof; PROVIDED, HOWEVER, THAT Material Contract shall not include any such item pertaining to any Excluded Asset or Excluded Liability.

              "MATERIAL DOCUMENT" shall mean, with respect to the Assets only, any material instrument, agreement, contract, document, arrangement or other obligation or understanding relating to the Assets: (a) to which the Seller is or may be a party; or (b) by which the Seller or any

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of the Assets is or may be bound or subject; in each case, whether now or hereafter existing, and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, modified, amended or restated from time to time.

              "PRODUCT LIABILITY" shall mean any liability or other obligation (whether alleged or otherwise) of the Seller or any agent or affiliate of the Seller respecting any express or implied representation, warranty, guaranty, agreement, arrangement or understanding made (or claimed to have been made), or imposed (or claimed to have been imposed) by operation of applicable law, in respect of the Assets.

              "PROSPECTIVE EMPLOYEES" shall mean Bill French, Ron Sauers, Bob Crawford, Chris Holt and James Lambers.

              "PURCHASE DOCUMENT" and "PURCHASE DOCUMENTS" shall respectively mean any one or more of this Agreement, the Conveyance Instruments, the various other assignments, instruments and other documents creating or evidencing the sale, assignment or other transfer or delivery of any Asset or assumption of any Assumed Obligation, and all other agreements and documents and all waivers, consents, reports, statements, certificates and schedules executed by the requisite person(s) pursuant to or in connection with any of the foregoing.

              "PURCHASE PRICE shall have the meaning assigned to it in
SECTION 2.05 hereof.

              "PURCHASER" shall have the meaning assigned to it in the Introduction.

              "REPRESENTATIVE" and "REPRESENTATIVES" of a referenced person shall respectively mean any one or more of the affiliates of the referenced person and the respective shareholders, directors, officers, employees, consultants, agents and other representatives of the referenced person and its affiliates.

              "RESTRICTED PERIOD" shall have the meaning set forth in Section
5.05 hereof.

              "SECURITIES" of any person shall mean equity securities and debt securities, general or limited partnership interests, investment contracts and any other instrument or interest commonly understood to be a security issued by that person.

              "SELLER" shall have the meaning assigned to it in the Introduction.

              "SOFTWARE" shall mean all computer software contained or used in the Software Products, including without limitation, all Source Code thereto, all related and all updated printed material and documentation with respect thereto.

              "SOFTWARE PRODUCTS" shall mean SiteMaster, SiteSweeper, QuickSite, Webtools and SiteMarks.

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              "SOURCE CODE" shall mean computer software code in human
readable, high-level language form which, when compiled or assembled, becomes the executable object code of a software program, and shall include all developer comments concerning the relevant code.

              "TAX" shall mean any federal, state, local or foreign tax (including, without limitation, any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax, inheritance tax, employment tax, unemployment tax, social security tax, services tax, value added tax, privilege tax, license tax, profits tax, capital stock tax, severance tax, minimum tax, environmental tax, occupancy tax or occupation tax), levy, assessment, tariff, impost, imposition, toll, duty (including without limitation, any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or for any governmental authority, including, without limitation, any liability therefor as a transferee (including, without limitation, under Section 6901 of the Code or any comparable applicable law), as a result of Treasury Regulation Section 1.1502-6 or any comparable applicable law, or pursuant to any tax-sharing agreement or any other agreement, arrangement or understanding relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

              "TAX RETURN" shall mean any return, declaration, report, estimate, claim for refund or credit, or information return or statement, and any amendment, supplement or modification thereto, together with any supporting information and schedules, which is filed or required to be filed under applicable law in connection with the determination, assessment, collection or administration of any Tax or ERISA, whether on a consolidated, combined, unitary or separate basis or otherwise.

                                      ARTICLE II

                             PURCHASE OF ASSETS; PAYMENT

              2.01 ASSETS TO BE TRANSFERRED. Upon the terms and subject to the conditions set forth in this Agreement, and subject to the satisfaction of the conditions precedent set forth in SECTION 2.08 (or the waiver thereof by the Seller or the Purchaser, as applicable), at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, all right, title and interest of the Seller or any subsidiary of the Seller, as the case may be, in and to all of the following assets of Seller, together with all books and records of the Seller pertaining primarily thereto (individually, an "ASSET", and collectively, the "ASSETS"):

              (a) the Software and the Software Products, files specifications, design documents, user documentation, change requests and defects lists, each as listed on
                     Schedule 2.01(a) hereto;

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              (b)    all marketing collateral materials, including, but not
                     limited to, brochures, data sheets, ad and editorial reprints, web site content, and materials for the Software and the Software Products, each as listed on Schedule 2.01(b) hereto;

              (c) all reseller, consultant, customer and prospect lists, sales contact management system database, Software and licenses, customer support system database and forecasts related to the Software and the Software Products, each as listed on Schedule 2.01(c) hereto;

              (d) Seller's file server relating to Source Code repository and workstation and all configurations thereto (including the hardware, Software and licenses), and all peripheral equipment in primary use for the development of the Software Products, all Software Product content for the "sitetech.com" Web site and all applicable Software, each as listed on Schedule 2.01(d) hereto;

              (e) any and all Material Contracts, as listed in SCHEDULE 3.08(a) hereto;

              (f) any and all trade names, trademarks, copyrights, trade secrets and other intellectual and intangible properties (whether or not registered) relating to the Assets described in subsection (a) through (e) above, including, without limitation, the "sitetech.com" Web site URL ("www.sitetech.com") and telephone and facsimile numbers for the Seller's sales and support departments, each as listed on Schedule 2.01(f) hereto; and

              (g) any and all registration, licenses and permits (if transferrable) related to the Assets described in subsection (a) through (e) above, Developments, Confidential Information and other general intangibles and Documents of the Seller related thereto, and any and all products and proceeds of and payments and other distributions, accruing subsequent to the date of this Agreement with respect to any and all of the foregoing items as they relate to registrations, licenses and permits, each as listed on Schedule 2.01(g) hereto.

              2.02 EXCLUDED ASSETS. There shall be excluded from the Assets transferred to the Purchaser hereunder all other assets of the Seller and subsidiaries of the Seller not specifically listed as an Asset in Section 2.01 hereof (individually, an "EXCLUDED ASSET", and collectively, the "EXCLUDED ASSETS") including, but not limited to:

              (a) any and all leases and other interests of the Seller in real estate, including all immovable fixtures affixed thereto, and any and all other leases of equipment or other assets;

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              (b)    the rights of the Seller under this Agreement, including
                     the right to receive the Purchase Price;

              (c) all of the accounts receivable of the Seller for the Software Products unpaid as of the Closing Date, and all accounts, notes and trade receivables and other instruments and chattel paper of the Seller;

              (d) any and all of the Seller's minute books, tax returns, accountants' work papers, and insurance policies not expressly included in the Assets; and

              (e) the assets and properties of Seller listed on Schedule 2.02(e) hereto.

              2.03 ASSUMED OBLIGATIONS. At the Closing, the Purchaser shall assume only those commitments of the Seller pertaining to the Assets as of the Closing Date which are listed on Schedule 3.08(a) hereof (the "ASSUMED OBLIGATIONS"), which shall thereafter be performed by the Purchaser when due in accordance with the terms thereof. Furthermore, Purchaser shall be responsible for all liabilities arising from the operation of the Assets and the related business from and after the Closing Date. Seller shall use its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Material Contracts as may be required in connection with this Agreement and the transactions contemplated hereby (all of such consents and approvals are set forth in Schedule 2.03) so as to preserve all rights of, and benefits to Seller thereunder, PROVIDED, HOWEVER, that in no event shall Seller be required to make any payment to obtain such consent.

              2.04 LIABILITIES NOT ASSUMED BY THE PURCHASER. Except as otherwise expressly provided herein, the Purchaser has not, and shall not be deemed or construed to have, in any way assumed or received the Assets subject to, or in any way become liable or responsible for, any of the liabilities or other obligations of the Seller or any affiliate of the Seller (each, an "EXCLUDED LIABILITY", and collectively, the "EXCLUDED
LIABILITIES"), including, without limitation, the following:

              (a) any liability or other obligation respecting the Seller's lease, ownership, operation or use of any real estate;

              (b) any liability or other obligation respecting any Product Liability;

              (c) any liability or other obligation for (i) any incomplete, incorrect, expired or missing license, registration or other permit required under any Environmental Law or other applicable law, or (ii) any violation of any applicable law, in each case respecting any act, omission, condition, circumstance or other event occurring or existing on, before or after the Closing Date and relating in any way to
                     (A) any of the Assets, (B) any of the other assets or properties of the Seller or any of its affiliates, (C) the import, procurement, storage, manufacture, use, shipment, sale or disposal of any

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                     product or substance, or (D) any conduct of the Seller,
                     any affiliate of the Seller or any of their respective Representatives;

              (d) any liability or other obligation for any action, suit, investigation or proceeding at law, in equity, in arbitration or by or before any governmental authority threatened, pending, decided or settled on, before or after the Closing Date involving or affecting the Seller or any Asset, whether or not disclosed;

              (e) any liability or other obligation of the Seller under any employment agreement or in respect of any Plan;

              (f) any liability or other obligation for any Tax for which the Seller is or may be liable subject to Section 7.05(b);

              (g) any liability or other obligation to make any severance or other payment to any employee who declines any offer of employment from the Purchaser;

              (h) any liability or other obligations of the Seller to shareholders, officers, employees or other Representatives of the Seller or any affiliate of the Seller; or

              (i) any liability or other obligation of the Seller with respect to the Excluded Assets.

              2.05   PURCHASE PRICE AND PAYMENT.

              (a) The aggregate purchase price for the Assets (the "PURCHASE PRICE") shall be 750,000 newly issued and initially unregistered shares (the "SHARES") of common stock of Purchaser, each having a par value of $0.01 per share (the "COMMON STOCK"), as adjusted between the date hereof and the Closing Date in case the Purchaser shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock. If the product (the "AGGREGATE CONSIDERATION") of (i) 750,000 (as adjusted) and
(ii) the average of the daily closing bid and ask price of the Common Stock on the NASDAQ Small Cap Market for the five (5) days immediately preceding the two (2) Business Days preceding the Closing Date (the "AVERAGE SHARE PRICE") is less than $500,000 (the "MINIMUM THRESHOLD") or greater than $1,500,000 (the "MAXIMUM THRESHOLD"), the Purchase Price shall be adjusted by adding such number of Shares, if the Aggregate Consideration is less than the Minimum Threshold, or subtracting such number of Shares, if the Aggregate Consideration is greater than the Maximum Threshold, equal to (x) the difference between the Minimum Threshold and the Aggregate Consideration or the difference between the Aggregate

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Consideration and the Maximum Threshold, as the case may be, divided by (y)
the Average Share Price.

               (b) The Purchase Price, as adjusted, shall be paid by the delivery at the Closing (or as promptly as practical thereafter, but in any event within five (5) Business Days) of stock certificates issued in the name of the Seller and evidencing the Shares.

              2.06   INTENTIONALLY OMITTED.

              2.07 INSTRUMENTS OF CONVEYANCE. In order to effectuate the transfer of the Assets contemplated by SECTION 2.01, upon request, the Seller will execute and deliver, all such bills of sale, assignments and other documents or instruments of assignment, transfer or conveyance as the Purchaser shall reasonably deem necessary or appropriate to vest in or confirm to the Purchaser good and marketable title to those Assets owned by the Seller, in each case free and clear of all Liens, each in form and substance reasonably satisfactory to the Purchaser.

              2.08   CONDITIONS PRECEDENT.

              (a) CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver by Seller, on or before the Closing, of the following conditions:

                     (i) CONSENTS. Purchaser shall have obtained those consents of third parties listed on Schedule 2.08(a)(i) hereto.

                     (ii) INTERIM LICENSE AND CONSULTING AGREEMENT. The Interim License and Consulting Agreement shall have remained in full force and effect up to and including the Closing Date unless terminated as a result of a breach by Seller.

                     (iii) APPROVAL BY SHAREHOLDERS OF SELLER. The shareholders of Seller shall have approved this Agreement and the transactions contemplated hereby in accordance with the voting requirements of Seller's Articles of Incorporation, By-laws and Chapters 12 and 13 of the California Corporations Code.

                     (iv) REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Purchaser contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be complete and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of such date, except with respect to those representations and warranties specifically made as of an earlier date in which case such

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                            representations and warranties shall be true and
                            correct in all material respects as of such earlier date.

                     (v) COVENANTS AND AGREEMENTS PERFORMED. Purchaser shall have performed or complied in all material respects with or delivered in all material respects all covenants, agreements, conditions or documents required by this Agreement to be performed, complied with or delivered by Purchaser prior to or at the Closing.

                     (vi) OPINION OF COUNSEL TO PURCHASER. Purchaser shall have delivered to Seller the opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to Purchaser, dated as of the date hereto, in the form attached hereto as Exhibit A.

                     (vii) OTHER DOCUMENTS. Purchaser shall have delivered all such certified resolutions, certificates, documents and instruments with respect to Purchaser (including instruments of assumption) as Seller and its counsel may reasonably request prior to the Closing to carry out the intent and purpose of this Agreement.

                     (viii) NO ACTIONS, SUITS OR PROCEEDINGS.  No action, suit
                            or proceeding shall be pending before any court, governmental body or other authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby.

                     (ix) OFFICERS' CERTIFICATE. Seller shall have been furnished with a certificate executed on behalf of Purchaser by its President or a Vice President, and a Secretary or an Assistant Secretary, dated the date hereof, certifying, in such detail as Seller may reasonably request, that (a) the conditions set forth in Section 2 of this Agreement have been fulfilled at or prior to the date hereof (including as of the Closing Date Section 2.08(a)(iv) hereof.

                     (x) ASSUMPTION OF CONTRACTS AND OTHER ASSUMED OBLIGATIONS. Purchaser shall have executed and delivered to Seller such instruments of assumption as Seller and its counsel may reasonably request in order to assume the Assumed Obligations.

              (b) CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver by Purchaser, on or before the Closing, of the following conditions:

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                     (i)    CONSENTS. Seller shall have obtained those consents
                            of third parties listed on Schedule 2.08 (b)(i) hereto.

                     (ii) INTERIM LICENSE AND CONSULTING AGREEMENT. The Interim License and Consulting Agreement shall have remained in full force and effect up to and including the Closing Date unless terminated as result of a material breach by Purchaser.

                     (iii) REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of Seller contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be complete and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except with respect to those representations and warranties specifically made as of an earlier date, in which case such representations and warranties shall be complete and correct in all material respects as of such earlier date.

                     (iv) COVENANTS AND AGREEMENTS PERFORMED. Seller shall have performed in all material respects or complied in all material respects with or delivered all covenants, agreements, conditions or documents required by this Agreement to be performed, complied with or delivered by Seller prior to or at the Closing.

                     (v) OPINION OF COUNSEL TO SELLER. Seller shall have delivered to Purchaser the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for Seller, dated the Closing Date, in the form attached hereto as Exhibit B.

                     (vi) OTHER DOCUMENTS. Seller shall have delivered all such certified resolutions, certificates, documents or instruments with respect to Seller as Purchaser may reasonably request prior to the Closing to carry out the intent and purpose of this Agreement.

                     (vii) NO ACTIONS, SUITS OR PROCEEDINGS. No action, suit or proceeding shall be pending before any court, governmental body or other authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby.

                     (viii) INSTRUMENT OF CONVEYANCE.  Seller shall have
                            executed and delivered to Purchaser such instruments of conveyance as Purchaser may reasonably request to transfer and vest in Purchaser good and valid title to the Assets.

                     (ix) NO CHANGES. During the period from the date hereof to the Closing Date, there shall not have been any material adverse change in the Assets (except due to Purchaser's action or failure to act) where such change would have a Material Adverse Effect.

                     (x) OFFICERS' CERTIFICATE. Purchaser shall have been furnished with a certificate executed on behalf of Seller by its President or a Vice President, and Secretary or Assistant Secretary, dated the Closing Date, certifying, in such detail as Purchaser may reasonably request, that the conditions set forth in
                            Section 2 of this Agreement have been fulfilled at or prior to the date hereof, (including as of the Closing Date, Section 2.08(b)(iii))

              2.09 CLOSING. Subject to Section 7.02(b), the closing of the purchase and sale of the Assets shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, within five (5) days after Seller's shareholders approve this Agreement and the transactions contemplated hereby, or at such other time as the parties may mutually agree in writing (such time and date being referred to herein as the "CLOSING DATE").

                                    ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE SELLER

              The disclosures contained in the Schedules hereto for any paragraph shall qualify each other paragraph contained in this Article III as it relates to the subject matter of each such other paragraph. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. To induce the Purchaser to enter into this Agreement and the other Purchase Documents to which it is a party and to purchase the Assets, the Seller hereby represents and warrants to the Purchaser, as the date hereof and as of the Closing Date (except as otherwise expressly provided below or on the Schedules attached hereto and corresponding to the Section numbers contained in this Article III), that:

              3.01 ORGANIZATION, POWERS, ETC. The Seller: (a) is duly organized, validly existing and in good standing under the laws of the State of California, its state of organization; (b) has the power and authority to carry on its business as now conducted and to own or hold under lease the assets and properties it purports to own or hold under lease; (c) is duly qualified, licensed or registered to transact its business and in good standing in every jurisdiction in which failure to be so qualified, licensed or registered would have a Material Adverse Effect; (d) has the power and authority to execute and deliver this Agreement and each of the other Purchase Documents to which it is or will be a party and to perform all of its obligations hereunder and thereunder; and (e) currently conducts its business exclusively under the name set forth in the Introduction at its chief executive office and principal place of business located in Scotts Valley, California.

              3.02 AUTHORIZATION, CONFLICTS AND VALIDITY. The execution and delivery by the Seller of this Agreement and each of the other Purchase Documents to which it is or will be a party and the performance by the Seller of all of its obligations hereunder and thereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate or be in conflict with any term or provision of (i) any applicable law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority, or (iii) any Corporate Document; (c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any term or provision of any Material Document; and (d) will not result in the creation or imposition of any material Lien of any nature upon any of the Assets, except in each case (other than (b)(iii)) that would not individually or in the aggregate have a Material Adverse Effect. This Agreement is, and the other Purchase Documents to which the Seller is or will be a party when executed and delivered will be, legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms and provisions.

              3.03 CONSENTS, ETC. Except as set forth on Schedule 3.03 hereto, no material consent, approval or authorization of, or registration, declaration or filing with, or notice to, any governmental authority, creditor or other person that has not been duly and timely obtained or made (including, without limitation, the consent of the shareholders of the Seller, but not including any filings and notices under applicable bulk sales laws, which under applicable law is the responsibility of the Purchaser) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Seller of this Agreement or any other Purchase Document to which the Seller is or will be a party or the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions.

              3.04 LITIGATION. Except as set forth on Schedule 3.04 hereto, there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Seller) pending or to the knowledge of Seller, threatened at law, in equity, in arbitration or by or before any other governmental authority involving or affecting: (a) the Seller; (b) any Corporate Document; (c) any part of the Assets, including, without limitation, any proprietary Software and its underlying Source Code; (d) any of the Assumed Obligations; or (e) any of the transactions contemplated in this Agreement and the other Purchase Documents that, if adversely determined, would have a Material Adverse Effect. The Seller is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority, which default would have or has had a Material Adverse Effect.

              3.05 COMPLIANCE WITH APPLICABLE LAWS. The Seller is in material compliance with and conforms to all material applicable laws. The procurement, storage, containment, presence, manufacture, distribution, removal and disposition of all inventory and substances and the use and operation of all assets and properties (including, without limitation, machinery, equipment, real estate and improvements), as now or previously existing, as now or previously conducted by or for the Seller, or as contemplated, are in full compliance with and conform to all applicable laws except as would not have a Material Adverse Effect.

              3.06   PAYMENT OF DEBTS AND TAXES.  Except as set forth on
Schedule 3.06 hereto, and to the extent to which the failure to do so would have a Material Adverse Effect, the Seller: (a) has duly and timely filed all required Tax Returns with the appropriate taxing authorities, which Tax Returns are true, correct and complete in all material respects; (b) has duly and timely paid or caused to be paid all Taxes for which the Seller is or may be liable as shown on those Tax Returns; (c) has made full provision for the payment of all Taxes that have accrued but which were not due and payable on or before the Closing Date; and (d) has duly and timely withheld or collected and paid over to the appropriate taxing authorities all Taxes required to have been withheld or collected and paid over by it. To the extent to which the failure to do so would have a Material Adverse Effect, no adjustment relating to any such Tax Return has been proposed formally or informally by any taxing authority or any representative thereof, and there is no request for information currently outstanding that could affect any Tax for which the Seller is or may be liable or to which any of the Assets or the Business may be subject. To the Seller's knowledge, there is no pending audit, examination, investigation, action or other proceeding relating to the assessment or allocation of any Tax for which any of the Assets may be subject and to the Seller's knowledge, no such audit, examination, investigation, action, proceeding, adjustment or request has been threatened. There is no outstanding waiver or agreement that extends the statute of limitations for any period with respect to the assessment or collection of any Tax for which the Seller is or may be liable relating to any of the Assets. There is no Tax Lien on any of the Assets. The Seller is current in its payment of debts and performance of obligations with respect to the Assets (other than Taxes), except to the extent payment or performance is not or would not yet be required under applicable law and except to the extent failure to so pay or perform would not have a Material Adverse Effect.

              3.07 TITLE TO ASSETS, ENCUMBRANCES, ETC. The Seller or its subsidiaries owns and has good valid title to all of the Assets, and no part of the Assets is subject to any Lien of any kind whatsoever except Permitted Liens (as defined below). There are no claims of third parties that would prevent any assignee or purchaser of all or any portion of the Assets from receiving any payments, distributions and proceeds with respect thereto, if any, without any defense, counterclaim, set-off, right of recoupment, abatement or other claim or determination whatsoever, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the Assets, or otherwise materially impair the Assets and (iii) liens securing debt or royalty payment obligations that are disclosed to Purchaser ("PERMITTED LIENS").

              3.08   MATERIAL CONTRACTS AND OTHER AGREEMENTS.

              (a) SCHEDULE 3.08(a) hereto contains a complete and accurate list of each Material Contract.

              (b) The Seller has made available to the Purchaser true, complete and correct copies (and, on the Closing Date, will deliver to the Purchaser all originals in its possession) of all current and proposed Material Contracts, including all supplements, modifications, amendments and restatements respecting each made to date or proposed. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Seller under current or completed contracts, agreements, or commitments with any person having the contractual or statutory right to demand or require such renegotiation. To Seller's knowledge, no such person has made written demand for such renegotiation.

              (c) Except as set forth in Schedule 3.08(c) hereto, each Material Contract fully reflects all agreements and understandings with the signer with respect thereto, and is assignable to the Purchaser in accordance
with the terms and provisions hereof and thereof.   No condition exists or
event has occurred that, with notice or lapse of time or both, would constitute a default by Seller or to Seller's knowledge, the other party thereto, under any of the foregoing.

              3.09 EMPLOYEES. SCHEDULE 3.09 hereto contains a complete and accurate current list of each Prospective Employee, specifying for each: (a) name; (b) job title; (c) existence and date of any employment or other agreement; (d) current compensation paid or payable and showing any change in compensation since January 1, 1998; (e) vacation accrued; (f) all benefits and other entitlements; and (g) ownership interest in the Seller.

              3.10   INTELLECTUAL PROPERTY.

              (a) Except as set forth on Schedule 3.10, Seller is the sole and exclusive owner, with all right, title and interest in and to (free and clear of any liens or encumbrances), or has a right to use (and is not contractually obligated to pay any compensation to any third party in respect thereof), the patents, trademarks, trade names, service marks, copyrights, and any applications, therefor listed in Schedule 3.10, and net lists, schematics, technology, know-how, computer Software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are, in each case, used with respect to the Assets by the Seller as currently conducted (the "SITE INTELLECTUAL PROPERTY RIGHTS").

              (b) Schedule 3.10 sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Site Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Site Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has filed, including the respective registration or application numbers and the names of all registered owners.

              (c) Except as set forth in Schedule 3.10, no claims with respect to Site Intellectual Property Rights have been asserted or are threatened by any person, (i) to the effect that the manufacture, sale, licensing or use of any products relating to the Assets infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of others, (ii) against the use by Site of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer Software programs and applications relating to the Assets, or (iii) challenging the ownership by Site or the validity or effectiveness of any of Site Intellectual Property Rights. To Seller's knowledge, except as set forth in the Schedule 3.10, Seller has not infringed as it relates to the Assets any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To Seller's knowledge, except as set forth in the Schedule 3.10, there is no material unauthorized use, infringement or misappropriation of any of Site Intellectual Property Rights by any third party, including any employee or former employee of Seller relating to the Assets. No Site Intellectual Property Right or product of Seller is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Seller.

              (d) Seller has taken reasonable efforts to ensure that each employee, consultant or contractor of Seller given access to proprietary and confidential information of Seller as it relates to the Assets has executed a proprietary information and confidentiality agreement substantially in Seller's standard forms and Seller is not aware of any person who has not executed such an agreement. All Software Products included in the Site Intellectual Property Rights are either commercially available Software subject to shrinkwrap license or original with Seller and has been either created by employees of Seller on a work-for-hire basis or by consultants or contractors who have created such Software themselves and have assigned all rights they may have had in such Software to Seller.

              3.11   ABSENCE OF CERTAIN EVENTS.  Except as set forth on
Schedule 3.11, from the date hereof to the Closing Date, Seller has not in connection with the Assets:

              (a) mortgaged, pledged or subjected to any Lien any of the Assets;

              (b) other than the transactions contemplated by this Agreement and the other Purchase Documents, disposed of any Assets, or entered into any agreement or other arrangement for any such disposition;

              (c) other than the transactions contemplated by this Agreement and the other Purchase Documents, granted any rights or licenses under any of its Intellectual Properties included in the Assets or entered into any licensing or distributorship arrangements with respect thereto; or

              (d) entered into any agreement or committed to take any action set forth in subsections (a) through (c) of this Section 3.11.

              3.12 SUPPLIERS AND CUSTOMERS. Schedule 3.12 hereto sets forth a complete and correct list of the ten (10) largest suppliers and/or vendors and ten (10) largest customers of Seller with respect to the Software Products (other than customers of distributors).

              3.13 INSURANCE. Schedule 3.13 sets forth a brief description (showing the policy number, name of carrier, coverage, deductible amounts, term, expiration date and annual premium) of all policies of fire, casualty, liability and other forms of insurance owned by or for the benefit of the Seller and relating to the Assets, and all self-insurance programs maintained for the Assets. All such policies are in full force and effect, all premiums due thereon have been paid in full, and are adequate in amount, scope and coverage to protect the Seller against any Loss (less the deductible set forth on Schedule 3.13 with respect to such policy) in connection with the Assets.

              3.14 BROKERS. Except as payable to Alliant Partners, Seller has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement or the transactions contemplated hereby.

              3.15 NO MISREPRESENTATION BY THE SELLER, DISCLOSURE, ETC. No representation or warranty of the Seller made or contained in this Agreement or any other Purchase Document, and no report, statement, certificate, schedule or other document or information furnished or to be furnished by or on behalf of the Seller in connection with the transactions contemplated by this Agreement and the other Purchase Documents, contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading. Except as specifically disclosed in this Agreement or in Seller's public disclosure documents filed with the Securities and Exchange Commission, there is no fact known to the Seller with specific application to the Assets or the Assumed Obligations (other than general economic or industry conditions) that will or, so far as the Seller can reasonably foresee, would have a Material Adverse Effect.

                                     ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

              To induce the Seller to enter into this Agreement and the other Purchase Documents to which it is a party and to sell the Assets, the Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing Date (express as otherwise expressly provided below) that:

              4.01 ORGANIZATION, POWERS, ETC. The Purchaser: (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, its state of incorporation; (b) has the power and authority to carry on its business as now conducted and to own or hold under lease the assets and properties it purports to own or hold under lease; (c) is duly qualified, licensed or registered to transact its business and in good standing in every jurisdiction in which failure to be so qualified, licensed or registered would have a Material Adverse Effect; (d) has the power and authority to execute and deliver this Agreement and each of the other Purchase Documents to which it is or will be a party and to perform all of its obligations hereunder and thereunder; and (e) conducts its business exclusively under the name and at the executive office and principal place of business at the address set forth in the Introduction and has done so since the date of its incorporation.

              4.02 AUTHORIZATION, CONFLICTS AND VALIDITY. The execution and delivery by the Purchaser of this Agreement and each of the other Purchase Documents to which it is or will be a party and the performance by the Purchaser of all of its obligations hereunder and thereunder: (a) have been duly authorized by all requisite corporate action; and (b) will not violate or be in conflict with any term or provision of (i) any applicable law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority, or (iii) any of its charter or by-laws. This Agreement is, and the other Purchase Documents to which the Purchaser is or will be a party when executed and delivered will be, legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms and provisions.

              4.03 SHARES. Each of the Shares is duly authorized, validly issued, fully paid, non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders hereof.

              4.04 LITIGATION. There are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Purchaser) pending or, to the knowledge of Purchaser, threatened or contemplated at law, in equity, in arbitration or by or before any other governmental authority involving of affecting the Purchaser that, if adversely determined, would have a Material Adverse Effect, nor, to the knowledge of Purchaser, is there any basis for the institution of any such action, suit, investigation or proceeding. The Purchaser is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority, which default would have a Material Adverse Effect.

              4.05 SEC FILINGS. The Purchaser has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, to be filed by the Purchaser since January 1, 1995 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "PURCHASER SEC DOCUMENTS"). As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission on or before the date of this Agreement, the Purchaser SEC Documents filed by the Purchaser complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Purchaser SEC Documents (including any and all financial statements included therein) filed by the Purchaser as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Purchaser and its consolidated Subsidiaries included in the Purchaser SEC Documents, including any amendments thereto, are complete, accurate and fairly present the Purchaser's financial condition as of the date thereof and the results of its operations for the periods covered thereby comply as to form in all material respects with applicable accounting requirements (including GAAP consistently applied during such periods) and the published rules and regulations of the Securities and Exchange Commission with respect thereto. The Purchaser has filed with the Securities and Exchange Commission as exhibits to the Purchaser SEC Documents all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are true and complete copies of such agreements, contracts and other documents or instruments, as the case may be.

              4.06 TAX RETURNS AND AUDITS. Purchaser and each of its subsidiaries have timely filed all Tax Returns required to be filed by Purchaser and each of its subsidiaries with any Tax authority since January 1, 1995, except such Tax Returns which are not material to Purchaser, and have paid all Taxes shown to be due on such Tax Returns on a timely basis. There is no Tax deficiency outstanding, proposed in writing (or otherwise to Purchaser's knowledge proposed) or assessed against Purchaser or any of its subsidiaries, nor has Purchaser or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Tax Return of Purchaser or any of its subsidiaries by any Tax authority is presently in progress, nor has Purchaser or any of its subsidiaries been notified in writing (or otherwise to Purchaser's knowledge notified) of any request for such an audit or other examination. No adjustment relating to any Tax Returns filed by Purchaser or any of its subsidiaries has been proposed in writing by any Tax authority to Purchaser or any of its subsidiaries. Neither Purchaser nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved in accordance with GAAP on Purchaser's financial statements (or in any Purchaser SEC Report filed prior to the date hereof, or for liabilities accruing following the date hereof, in any Purchaser SEC Report filed prior to the date of the Closing), whether asserted or unasserted, contingent or otherwise, which is material to Purchaser, other than any liability for unpaid Taxes that may have accrued since January 1, 1995 in connection with the operation of the business of Purchaser and its subsidiaries in the ordinary course. Neither Purchaser nor any of its subsidiaries is party to, or has any obligation under, or will have any obligation as a result of the transactions contemplated hereby under, any tax-sharing, tax indemnity or tax allocation agreement or arrangement. Neither Purchaser nor any of its subsidiaries is a party to (A) any foreign Tax holidays, (B) any intercompany transfer pricing agreements, or other arrangement that have been established by Purchaser or any of its subsidiaries with any Tax authority and (C) any expatriate programs or policies affecting Purchaser or any of its subsidiaries.

              4.07 CONSENTS, ETC. No consent, approval or authorization of, or registration, declaration or filing with, or notice to, any governmental authority, creditor or other person that has not been duly and timely obtained or made (including, without limitation, any filings and notices under applicable laws, including bulk sales laws) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Purchaser, of this Agreement or any other Purchase Document to which the Purchaser is or will be a party or the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions.

              4.08 ABSENCE OF CHANGE. Since June 30, 1998, except as disclosed in Purchaser's SEC Documents prior to the date hereof, there has not occurred a Material Adverse Effect on Purchaser.

                                      ARTICLE V

              INDEMNIFICATION AND CERTAIN OTHER CONTINUING OBLIGATIONS

              5.01   INDEMNIFICATION BY THE SELLER.

              (a) During the one (1) year period following the Closing Date, the Purchaser and each of its affiliates, and their respective accountants, attorneys and other Representatives (individually, a "PURCHASER'S INDEMNIFIED PERSON", and collectively, the "PURCHASER'S INDEMNIFIED PERSONS") are each hereby indemnified, and shall be reimbursed and held harmless on demand, by the Seller, upon demand in accordance with this Article V (with indemnity made first from the Escrow Fund), and (at the request of the Purchaser) defended at the reasonable expense of the Seller, with one counsel reasonably selected by the Purchaser, from and against any and all Losses (excluding, however, the disbursements, expenses and fees of their respective attorneys) imposed upon, incurred by or asserted against any of the Purchaser's Indemnified Persons resulting from, arising out of or directly or indirectly related to: (i) any Excluded Liability; (ii) any inaccuracy in or omission from any representation, warranty or other information contained in this Agreement or any other Purchase Document or contained in any certificate, report, statement, schedule or other document or information furnished in connection therewith; (iii) any default (whether in whole or in part) in the due or timely observance, performance or satisfaction of any covenant or other term or provision of this Agreement or any other Purchase Document by the Seller and (iv) any third party copyright, trademark or patent infringement action with respect to the Software Products and Software related to periods or actions prior to the Closing Date.

              (b) INDEMNIFICATION BY THE PURCHASER. During the one (1) year period following the Closing Date, the Seller and each of its affiliates, and their respective accountants, attorneys and other Representatives (individually, a "SELLER'S INDEMNIFIED PERSON", and collectively, the "SELLER'S INDEMNIFIED PERSONS") are each hereby indemnified, and shall be reimbursed and held harmless on demand, by the Purchaser, upon demand, and (at the request of the Seller) defended at the reasonable expense of the Purchaser, with one counsel reasonably selected by the Seller, from and against any and all claims, liabilities, expenses (excluding, however, the disbursements, expenses and fees of their respective attorneys) and other Losses that may be imposed upon, incurred by or asserted against any of the Seller's Indemnified Persons resulting from, arising out of or directly or indirectly related to: (i) any inaccuracy in or omission from any representation, warranty or other information contained in this Agreement or any other Purchase Document or contained in any certificate, report, statement, schedule or other document or information furnished in connection therewith; (ii) any default (whether in whole or in part) in the due or timely observance, performance or satisfaction of any covenant or other term or provision of this Agreement or any other Purchase Document by the Purchaser; and (iii) any Assumed Liability.

              5.02   LIMITATIONS ON AMOUNT.

              (a) The Seller shall have no liability for indemnification with respect to any Loss based upon Section 5.01 hereof until the aggregate of all Losses exceeds $100,000 (the "LIABILITY THRESHOLD"). Then if the Liability Threshold is exceeded, the Seller shall be responsible for all Losses from the first dollar of Loss, without regard to the Liability Threshold. Notwithstanding anything to the contrary in this Agreement, the Seller shall have no liability for indemnification to the extent that the aggregate amount of all Losses with respect to such matters exceeds an amount equal to fifty percent (50%) of the product of (i) the Purchase Price, as adjusted pursuant to Section 2.05(a) hereof, and (ii) the Average Share Price (as defined in Section 2.05(a), (the "INDEMNIFICATION LIMIT"). At Seller's sole discretion, any and all claims for Losses by Purchaser's Indemnified Persons shall be satisfied by (i) the delivery of that number of Indemnification Shares (as defined in Section 5.03(a)) equal to (a) the amount of Loss divided by (b) the Average Share Price, (ii) a cash payment equal to the amount of Loss, or (iii) a combination of (i) and (ii) above.

              (b)    Notwithstanding anything to the contrary set forth in
Section 5.02(a) hereof, the limitations set forth in Section 5.02(a) shall not apply to any claim by the Purchaser or other Purchaser's Indemnified Person with respect to a claim for indemnification with respect to (i) the representations or warranties set forth in Section 3.02; or (ii) any claim for indemnification based upon fraud.

              5.03   INDEMNIFICATION HOLDBACK.

              (a) 250,000 Shares (prior to any adjustment pursuant to Section 2.05(a)) shall be placed in an escrow account (the "ESCROW FUND") with Greater Bay Trust Company (the "ESCROW AGENT") following the Closing to be available for indemnification claims pursuant to Section 5.01, if any (the "INDEMNIFICATION SHARES") for a period not to exceed three hundred sixty
(360) days following the Closing (the "ESCROW PERIOD"), except as otherwise provided below. One hundred eighty (180) days after the Closing, 125,000 Shares (less the number of any Shares paid or claimed to be payable in connection with any claim pursuant to Section 5.01) shall be released from escrow, and three hundred sixty (360) days after the Closing, the remaining Shares shall be released from escrow. Notwithstanding the foregoing, to the extent insufficient shares remain in escrow, Seller shall meet its responsibilities pursuant to Sections 5.01 and 5.02 to indemnify the Purchaser's Indemnified Person's with timely cash payments in any amount or amounts up to and including the Indemnification Limit. Furthermore, existence of the Escrow Fund shall be extended in an amount equal to that portion of the Escrow Fund which, in the reasonable judgment of Purchaser, subject to the objection of Seller and the subsequent arbitration of the matter in the manner provided in Section 5.03(d) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined below) theretofore delivered to the Escrow Agent prior to the end of the Escrow Period (which amount shall remain in the Escrow Fund until such claims have been resolved). As soon as all such claims have been resolved, the Escrow Agent shall deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such claims.

              (b) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Purchaser and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

              (c) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Purchaser (an "OFFICER'S CERTIFICATE"): (A) stating that Purchaser has incurred and paid or properly accrued Losses, or reasonably anticipates that it may have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 5.01 and 5.02 hereof and this
Section 5.03, deliver to Purchaser out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses. Purchaser shall submit an Officer's Certificate only in good faith.

              (d) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to Seller, and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to Purchaser of any Escrow Amount specified in such Officer's Certificate unless the Escrow Agent shall have received written authorization from the Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with such Officer's Certificate and Section 5.03(c) hereof, PROVIDED, THAT, no such payment or delivery may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. Seller shall only submit an objection in good faith.

              (e) (i) In case Seller shall so object in writing to any claim or claims made in any Officer's Certificate, Seller and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by Purchaser and Seller and distribute amounts from the Escrow Fund in accordance with the terms thereof.

                     (ii) If no such agreement can be reached after good faith negotiation, either Purchaser or Seller may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Purchaser and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (who shall be affiliated with a Big Six accounting firm or a successor thereto) (the "ARBITRATOR"). The Arbitrator shall, within ten (10) business days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The Arbitrator shall also, within twenty
(20) business days from the last day of any hearings regarding the issuance of any awards, issue a definitive ruling on the issuance of any such award in such arbitration. The Arbitrator shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the Arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The Arbitrator shall also rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the Arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the Arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 5.03(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the Arbitrator.

                     (iii) In no event may punitive or exemplary damages be awarded in any arbitration, and arbitration between the parties shall be final and binding. Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the Commercial Rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this Section 5.03(e) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by Purchaser, on the one hand, and Seller, on the other.

              (f) For any third party claim which Purchaser believes may result in a demand against the Escrow Fund, Purchaser shall promptly notify Seller of such claim, and Seller shall be entitled, at Seller's expense, to participate in any defense of such claim, and to the extent Seller wishes, to assume the defense of such claim with counsel satisfactory to Purchaser and, after notice from Seller to Purchaser of Seller's election to assume the defense of such claim, the Seller will not, as long as it diligently conducts such defense, be liable to Purchaser for any fees or other counsel or any other expenses with respect to the defense of such claim.

              (g)    The Escrow Agent's duties shall be as follows:

                     (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Purchaser and Seller, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.
                            The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith.

                     (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process or courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                     (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                     (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                     (v) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Purchaser and Seller; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accompanied as follows: Purchaser and Seller shall use their best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Purchaser shall have the right to appoint a successor escrow agent (which, in such case, shall be a financial institution with assets of at least $1 billion). The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor
                            Escrow Agent as if originally named as Escrow
                            Agent.  Thereafter, the predecessor Escrow
                            Agent shall be discharged for any further duties and liabilities under this Agreement.

                     (vi) During the Escrow Period, the Escrow Agent shall invest any cash portion of the Escrow Fund solely in direct obligations of the United States government, the principal and interest of which are fully guaranteed by the United States government, any daily or weekly withdrawal money market fund investing solely in such obligations or interest-bearing or time deposits fully insured by the Federal Deposit Insurance Corporation, and short-term bankers' acceptances in any bank which is rated in one of the two highest ratings categories by Moody's Investor Service, Inc. or Standard & Poor's Corporation (collectively, the
                            "PERMITTED INVESTMENTS"), or any combination of the foregoing. For purposes of this Agreement, any and all interest earned on the Escrow Fund during the Escrow Period as a result of any Permitted Investment shall be reported by Seller for tax purposes and distributed to Seller upon termination of the Escrow Fund.

                     (vii) All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Purchaser. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services.

              5.04 "NO SHOP" AND LIQUIDATED DAMAGES COVENANT. In recognition of the time and expense expended by Purchaser with respect to the purchase of the Assets, the Seller hereby covenants and agrees that prior to the Closing Date or the termination of this Agreement, it will not offer, or accept any offer for, any of the Assets to or from any third party. The Seller further covenants and agrees, that if any termination of this Agreement pursuant to Section 7.02(c) shall be followed by a sale of substantially all the Assets within one hundred eighty (180) days following any such termination, Seller shall pay to Purchaser the amount of $140,000, as liquidated damages.

              5.05   LOCK-UP AND FIRST REFUSAL OF SHARES.

              (a) None of the Shares may be sold for a period of one hundred eighty (180) days after the Closing. One-half of the Shares, which are not subject to the indemnification holdback pursuant to Section 5.02, may be sold after the First Lock-Up Period and the remaining Shares may be sold after the Second Lock-Up Period.

              (b) Purchaser will have a right of first refusal with respect to any proposed sale of the Shares for a period of five hundred forty
(540) days after the Closing (the "RIGHTS PERIOD"). In the event Seller proposes to sell any of the Shares during the Rights Period, Seller shall give

Purchaser written notice of its intention, with copies to each of Don Farrow and Doug Norman or their replacements (each, a "PRINCIPAL"), describing the price and general terms upon which Seller proposes to sell the same. Purchaser shall have forty eight (48) hours after telephonic confirmation of the receipt of such notice is given to Seller by either of the Principals to agree to purchase such Shares for the price and upon the terms specified in the notice by giving written notice to the Seller and stating therein the quantity of Shares to be purchased by Purchaser.

              5.06 THE SELLER'S NONCOMPETITION COVENANT. In order to prevent the value of the Assets, properties, and Confidential Information being acquired under this Agreement from being diminished by the activities of the Seller, in recognition of the competitive and confidential nature of such information and business, in order to further induce the Purchaser to make that acquisition, and in consideration of the Purchase Price, the Seller hereby covenants and agrees that, for a period of three (3) years after the Closing (the "RESTRICTED PERIOD"), neither of the Seller, nor any of its subsidiaries will directly or indirectly, under any circumstance other than through, or at the direction and for the benefit of, the Purchaser, offer employment to any of the Prospective Employees.

              5.07   THE SELLER'S CONFIDENTIALITY COVENANT.

              (a) In order to prevent the value of the Assets and Confidential Information being acquired under this Agreement from being diminished by the activities of the Seller or any of its Representatives, in recognition of the competitive and confidential nature of such information, in order to further induce the Purchaser to make that acquisition, and in consideration of a portion of the Purchase Price, the Seller hereby covenants and agrees that, the Seller, will hold all Confidential Information in strict confidence for the use and benefit of the Purchaser, and the Seller will not, or permit or cause any of their respective Representatives to, directly or indirectly, under any circumstance during the 18-month period following the Closing Date: (a) disclose, publish or otherwise reveal, impart or deliver in any way any Confidential Information to any other person other than (i) to authorized Representatives of the Purchaser, (ii) to such other persons as the Purchaser may direct in writing; and (iii) to such third persons as reasonably necessary for such third persons to conduct due diligence on Seller's business and operations relating to any proposed merger with Seller, any sale of all or substantially all of Seller's assets, or any purchase of such third person's assets by Seller; (b) fail to use reasonable precautions to assure that all Confidential Information is properly protected and kept from all unauthorized persons; (c) act or fail to act so as to otherwise impair the confidential or proprietary nature of any Confidential Information; (d) with respect to the Assets, use any customer list or information, price or cost information, product presentation or strategy, know-how or other Confidential Information other than at the direction and for the benefit of the Purchaser; or (e) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use.

              (b) In the event of a breach or threatened breach by the Seller of any of the provisions of this Section 5.07, the Purchaser shall be entitled to an injunction to be issued by any court or tribunal of competent jurisdiction to restrain the Seller from committing or continuing any such violation. In any proceeding for an injunction, the Seller agrees that its ability to answer in damages shall not be a bar or be interposed as a defense to the granting of a temporary or permanent injunction against Seller. The Seller acknowledges that the Purchaser will not have an adequate remedy at law in the event of any breach by him as aforesaid and that the Purchaser may suffer irreparable damage and injury in the event of such a breach by Seller. Nothing contained herein shall be construed as prohibiting the Purchaser from pursuing any other remedy or remedies available to the Purchaser in respect of such breach or threatened breach. In addition, if any term or provision of this Section 5 shall be held invalid or unenforceable because of its duration, geographic scope, or for any other reason, the Purchaser and the Seller agree that the court making such determination shall have the power to modify such provision, whether by limiting the geographic scope, reducing the duration, or otherwise, to the minimum extent necessary to make such term or provision valid and enforceable, and such term or provision shall be enforceable in such modified form.

              5.08 DELIVERY OF PROTECTED DOCUMENTS. With respect to the Assets, at the Closing, the Seller shall deliver to the Purchaser (or destroy, if and to the extent reasonably requested by the Purchaser) any and all Documents (a) copyrighted by the Seller, or (b) constituting or containing any Confidential Information (collectively, "PROTECTED DOCUMENTS"). In any event, the Seller shall not at any time after the Closing Date use or reproduce any of the Protected Documents or distribute, give or otherwise make available any of the Protected Documents to any person other than the Purchaser or its Representatives.

              5.09 SUBLEASE. Seller shall arrange to provide office space to house three Software developers on mutually satisfactory terms.

              5.10 PROXY MATERIALS. Seller shall permit Purchaser to review and approve, in its reasonable discretion, proxy materials relating to the approval of this Agreement and the transactions contemplated hereby but not with respect to any other transaction or subject matter contained therein, to be submitted to the shareholders of the Seller, prior to the filing of any such materials with the Securities and Exchange Commission.

              5.11 REGISTRATION RIGHTS. Purchaser will use its reasonable efforts to register the Shares with the Securities and Exchange Commission within six (6) months of the date hereof by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, with such registration statement declared or ordered effective by the Securities and Exchange Commission. All Registration Expenses (as defined below) incurred in connection with any registration, qualification or compliance pursuant to this Section 5.11 shall be borne by Purchaser. "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Purchaser and Seller, blue skys fees and expenses, expenses of any regular or special audits incident to or required by any such registration and compensation of regular employees of Purchaser.

              5.12 ACCESS TO THE SELLER'S RETAINED BOOKS AND RECORDS. From and after the Closing Date, at all reasonable times and as often as the Purchaser reasonably may request, the Seller shall, and shall cause each of its affiliates to, permit the Purchaser (and its accountants, attorneys and other Representatives), to have complete and unrestricted access to all personnel and all books, records and other factual information retained by the Seller relating to the Assets as the Purchaser may reasonably require, and to make copies and excerpts from them and to discuss with them the Seller's officers, directors, employees, accountants and agents, in connection with (a) the preparation, filing, audit or any contest of or with respect to any federal, state, local or foreign income or other tax returns of the Purchaser or any affiliate of the Purchaser, or with respect to any dispute, refund, claim or litigation relating to those returns and the Taxes due pursuant to those returns, (b) the initiation, prosecution or defense of any other litigation by the Purchaser or any affiliate of the Purchaser, (c) compliance by the Purchaser or any of its affiliates with any legal or regulatory obligation of those entities, (d) any Asset or (e) the release or defense of any Excluded Liability or any Lien. The Seller shall maintain all retained books, records and information for at least six (6) years following the Closing, except that the Seller from time to time at its own cost and expense may deliver all or portions thereof to the Purchaser.

              5.13 ALLOCATION OF PURCHASE PRICE. Seller and Purchaser agree that the Purchase Price shall be allocated among the Assets no later than five (5) days prior to the Closing (the "ALLOCATION"). For all purposes (including, without limitation, Section 1060 of the Code), the Seller and the Purchaser agree to report the allocation of the Purchase Price in accordance with such Allocation and agree to act in accordance therewith in the preparation and filing of all relevant Tax Returns.

              5.14 PUBLICITY. Seller and Purchaser agree that no publicity, release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval, which approval shall not be unreasonably withheld, of the form and substance thereof by other party hereto, except any release or announcement required by law or legal process, including the rules of the Securities and Exchange Commission or any stock exchange, and will inform the other party in advance of such required publicity release and/or announcement if reasonably possible.

              5.15 OTHER TRANSACTIONS. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement or the transaction contemplated hereby shall prohibit or otherwise impair any transaction constituting a change of control of Seller to any third party (including providing Confidential Information to third persons as part of a due diligence inquiry related thereto).

                                      ARTICLE VI

                                 OTHER REMEDIES, ETC.

              6.01 EQUITABLE RELIEF, ATTORNEYS FEES, ETC. The Seller acknowledges and agrees that, in addition to any and all other rights, powers, privileges and remedies that the Purchaser may have under this Agreement or applicable law, the Purchaser shall be entitled to injunctive relief, specific performance or such other equitable relief as it may request to exercise or otherwise enforce any of the terms and provisions of this Agreement or any other Purchase Document and to enjoin or otherwise restrain any act prohibited by this Agreement or any other Purchase Document, and the Seller will not raise and hereby waives any objection or defense that there is an adequate remedy available at law.

              6.02 ENFORCEMENT, ETC. The Purchaser, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that it or they may have under this Agreement, any other Purchase Document or applicable law: (a) at law, in equity or in any other forum available under applicable law; (b) without notice except as otherwise expressly provided herein; (c) without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that it may have against or in respect of the Seller or any other person or thing; and (d) without regard to any act or omission of the Purchaser or any other person. The Purchaser may institute one or more proceedings (which may be separate proceedings) with respect to this Agreement or any other Purchase Document in such order and at such times as the Purchaser may elect in its sole and absolute discretion.

              6.03 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF PERSONAL SERVICE; WAIVER OF JURY TRIAL; ETC. THIS AGREEMENT AND EACH OF THE OTHER PURCHASE DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS PERTAINING IN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The Purchaser, the Seller hereby consents and agrees that the state and federal courts located in Santa Clara County, California shall have personal jurisdiction and proper venue with respect to any action or proceeding brought by one party against another relating to this Agreement. In any such action or proceeding brought in Santa Clara County, California, neither the Purchaser or the Seller will raise, and each hereby expressly waives, any objection or defense to any such jurisdiction or venue as an inconvenient forum. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT AGAINST THE SELLER BY THE PURCHASER, OR VICE VERSA, THE SELLER AND THE PURCHASER EACH WAIVE TRIAL BY JURY.

                                    ARTICLE VII

                                   MISCELLANEOUS

              7.01 NOTICE. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement or any other

Purchase Document shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt (with a copy thereof, in the case of the Purchaser, to Martin E. Weisberg, Esq., Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, and, in the case of the Seller, to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attn: Jeffrey D. Saper and Kurt Berney), and shall be deemed conclusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, specifying overnight delivery, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a Business Day, whether in writing or by facsimile transmission (or on the next Business Day if received after the close of normal business hours or on any non-Business Day).

              7.02 TERMINATION. Except as provided in Section 7.03 below, this Agreement may be terminated at any time prior to the Closing:

              (a)    by mutual consent of Purchaser and Seller;

              (b) by Purchaser or Seller if the Closing has not occurred by June 30, 1999; or

              (c) by Purchaser or Seller if the Seller shareholder approval required as a condition to the Closing shall not have been approved at such Seller shareholder meeting or any postponement thereof.

              Where action is taken to terminate this Agreement pursuant to this Section 7.02, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action. Notwithstanding anything in this Section 7.02, neither Purchaser nor Seller may terminate this Agreement if such party is in material breach of its obligations hereunder and such breach caused, directly or indirectly, the Closing not to occur.

              7.03 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.02, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser or Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.04, 5.12 and this Article VII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

              7.04 FURTHER ASSURANCES. (a) The Seller agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Purchaser from time to time reasonably may request (a) in order to evidence or confirm the transfer of any Asset, or (ii) the release of any Excluded Liability or any Lien, or (b) in connection with the administration, enforcement or adjudication of this Agreement and the other Purchase Documents, in order to effectuate the purpose and the terms and provisions of this Agreement and the other Purchase Documents, each in such form and substance as may be acceptable to the Purchaser.

              (a) The Purchaser agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as Seller from time to time reasonably may request (a) in order to evidence or confirm (i) the transfer of any Asset, or
(ii) the release of any Excluded Liability or any Lien, or (b) in connection with the administration, enforcement or adjudication of this Agreement and the other Purchase Documents, in order to effectuate the purpose and the terms and provisions of this Agreement and the other Purchase Documents, each in such form and substance as may be acceptable to the Seller.

              7.05   EXPENSES.

              (a) Each party shall bear its own expenses in connection with the negotiations and execution of this Agreement and the transactions contemplated hereby.

              (b) All sales, use and other transfer Taxes and all filing, recording and registration fees payable in connection with the transactions contemplated hereby shall be paid equally by Purchaser and Seller and evidence of any such payment by the Seller shall be promptly delivered to the Purchaser. The Parties agree to cooperate with each other to minimize taxes payable as a result of the transactions contemplated by this Agreement.

              7.06 INTERPRETATION, HEADINGS, SEVERABILITY, ETC. The parties acknowledge and agree that the terms and provisions of this Agreement and the other Purchase Documents have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party, including, without limitation, by reason of such party having caused this Agreement or any of the Purchase Documents to be drafted. The section headings contained in this Agreement and the other Purchase Documents are for reference purposes only and shall not affect the meaning or interpretation of this Agreement or any other Purchase Document. In the event that any term or provision of this Agreement or any other Purchase Document shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement and the other Purchase Documents, which shall be enforced as if the unenforceable term or provision were deleted or reduced pursuant to the next sentence, as applicable, or (b) by or before any other authority of any of the terms and provisions of this Agreement and the other Purchase Documents. If any term or provision of this Agreement or any other Purchase Document is held to be unenforceable because of the scope or duration of any such provision, the parties agree that any court making such determination shall have the power, and is hereby requested, to reduce the scope or duration of such term or provision to the maximum permissible under applicable law so that said term or provision shall be enforceable in such reduced form.

              7.07 SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. Whenever in this Agreement or any other Purchase Document reference is made to any person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Seller in this Agreement and the other Purchase Documents shall inure to the benefit of the successors and assigns of the Purchaser; PROVIDED, HOWEVER, that nothing herein shall be deemed to authorize or permit the Seller to assign any of the Seller's rights or obligations under this Agreement to any other person (other than an affiliate of the Seller), and the Seller covenants and agree that the Seller shall not make any such assignment. The representations, warranties and other terms and provisions of this Agreement and the other Purchase Documents are for the exclusive benefit of the parties hereto and, except as otherwise expressly provided herein, no other person, including creditors of any party hereto, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

              7.08 SURVIVAL OF REPRESENTATIONS, ETC. Notwithstanding any right of Purchaser fully to investigate the affairs of Seller and notwithstanding any knowledge of the facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, each party hereto has the right to rely fully upon representations, warranties, covenants and agreements of the other party contained in this Agreement and Purchase Documents as modified by the Disclosure Schedules. All such representations, warranties, covenants and agreements of Seller and Purchaser made in this Agreement and the Purchase Documents or in any certificate delivered pursuant hereto shall survive the execution and delivery hereof and for one (1) year following the Closing.

              7.09 NO WAIVER BY ACTION, ETC. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement or any other Purchase Document shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement or other Purchase Document in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on either party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The acceptance by the Purchaser of (a) any partial or late payment shall not constitute a satisfaction or waiver of the full amount then due or the resulting default, or (b) any payment during the continuance of any default shall not constitute a waiver or cure thereof; and the Purchaser may accept or reject any such payment without affecting any of its rights, powers, privileges, remedies and other interests under this Agreement, the other Purchase Documents and applicable law. All rights, powers, privileges, remedies and other interests of the Purchaser hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of the Purchaser under this Agreement, any other Purchase Document or applicable law.

              7.10 COUNTERPARTS; AMENDMENTS; ENTIRE AGREEMENT. This Agreement shall be effective as of the date first written above when executed by the Seller and delivered to the Purchaser; and unless otherwise provided each other Purchase Document shall be effective as of the date first written therein when executed by the Seller or other party and delivered to the Purchaser. This Agreement may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto or thereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto or thereto, as applicable. Each and every modification and amendment of this Agreement or any other Purchase Document shall be in writing and signed by all of the parties hereto or thereto, as applicable, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement or any other Purchase Document shall be in writing and signed by each affected party hereto or thereto, as applicable. This Agreement and the other Purchase Documents contain the entire agreement of the parties and supersede all prior and other representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein or therein.

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.

                                      SITE TECHNOLOGIES, INC.


                                    By:/s/ Jeffrey F. Ait
                                       ---------------------------------------
                                       Jeffrey F. Ait, Chief Executive Officer

                                       STARBASE CORPORATION


                                    By:/s/ Donald R. Farrow
                                       ---------------------------------------
                                       Donald R. Farrow, Vice Chairman

                                       GREATER BAY TRUST COMPANY (WITH RESPECT
                                       TO SECTIONS 5.01, 5.02 AND 5.03 ONLY)


                                    By:/s/ Anna Paiva
                                       ---------------------------------------
                                       Anna Paiva, Vice President

                                 LIST OF SCHEDULES
                      TO THE ASSET PURCHASE AND SALE AGREEMENT

       SCHEDULE 2.01         Assets

       SCHEDULE 2.02(e)      Excluded Assets

       SCHEDULE 2.03         Assumed Obligations

       SCHEDULE 2.08(a)(1)   Purchaser's Consents

       SCHEDULE 2.08(b)(1)   Seller's Consents

       SCHEDULE 3.03         Consents, etc.

       SCHEDULE 3.04         Litigation

       SCHEDULE 3.06         Tax Returns

       SCHEDULE 3.08(a)      Material Contracts

       SCHEDULE 3.08(c)      Certain Conditions and Obligations

       SCHEDULE 3.09         Employees

       SCHEDULE 3.10         Intellectual Properties

       SCHEDULE 3.11         Absence of Certain Events

       SCHEDULE 3.12         Suppliers and Customers

       SCHEDULE 3.13         Insurance

                                      EXHIBIT A


                      INTERIM LICENSE AND CONSULTING AGREEMENT

     This Interim License and Consulting Agreement (this "License Agreement") is entered into as of December 18, 1998 by and between StarBase Corporation, a Delaware corporation ("StarBase") and Site Technologies, Inc., a California corporation ("Site") (StarBase and Site may be referred to collectively as the "Parties").

                                      RECITALS

     A. StarBase and Site, as of the date hereof, have entered into an Asset Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which StarBase will acquire certain Assets from Site.

     B. In addition to the transactions contemplated by the Purchase Agreement, StarBase desires, for the period from the date hereof to the Closing Date, to (i) distribute the Software Products and any "Derivative Works" developed by StarBase during the term of this License Agreement; (ii) obtain a license from Site to modify and develop the Software Products and related Source Code and (iii) engage certain of Site's employees as consultants to further develop the Software Products and related Source Code, and Site agrees to such distribution, license and consulting arrangement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

          (a) "Derivative Works" shall have the meaning ascribed thereto by the Copyright Act of 1976, as amended, as interpreted by applicable case law.

          (b) "Documentation" shall mean the manuals and other documentation generally distributed to End-Users with the Software Products for End-User's internal use.

          (c) "End-User" means a customer of a Software Product who shall use the Software Product for internal purposes only and who agrees be bound to the terms of an End-User agreement which is at least as protective of Site's interests in the Software as the End-User agreement which is attached as Exhibit B hereto.

          (d) "Modified Product" means the Software Products (as they exist as of the date of the execution of this License Agreement) as modified by the Derivative Works created by StarBase pursuant to the terms and conditions of this License Agreement. A Software Product shall be considered a Modified Product only if Site's branding of such Software Product is replaced in its entirety by StarBase's own proprietary branding.

     2.   LICENSES.

          (a) USE OF SOFTWARE. Subject to the terms and conditions of this License Agreement, Site hereby grants to StarBase, for the Term (as hereinafter defined) of this License Agreement, a worldwide, non-exclusive, non-transferable license to use the Software (as it exists as of the date of the execution of this License Agreement) for StarBase's internal purposes for quality assurance and technical support.

          (b) SOFTWARE PRODUCTS DISTRIBUTION. Subject to the terms and conditions of this License Agreement, Site hereby grants to StarBase, for the Term of this License Agreement, a worldwide, exclusive, non-transferable license to copy, market, demonstrate and distribute the Software Products in object code format only, in an unmodified form, to End-Users.

          (c) DERIVATIVE WORKS OF SOFTWARE PRODUCTS. Subject to the terms and conditions of this License Agreement, Site hereby grants to StarBase, for the Term of this License Agreement, a worldwide, exclusive, non-transferable license to use, develop and make Derivative Works of the Software for the purpose of creating Modified Products. Site hereby further grants to StarBase, for the Term of this License Agreement, a worldwide, exclusive, non-transferable license to market, demonstrate and distribute such Modified Products in object code format only to End-Users. StarBase shall use a modification method that will allow easy separation of any Derivative Works from the Software upon termination of this License Agreement.

          (d) DOCUMENTATION. Subject to the terms and conditions of this License Agreement, Site hereby grants to StarBase, for the Term of this License Agreement, a worldwide, non-exclusive, non-transferable license to copy and distribute the Documentation in unmodified form to End-Users.

          (e) RESERVATION. Site hereby reserves all rights not expressly granted to StarBase under this License Agreement.

     3.   PROPRIETARY MATTERS AND RESTRICTIONS.

          (a) OWNERSHIP. Title to the Software, Software Products and Documentation and all intellectual property rights therein, shall remain the sole and exclusive property of Site. Derivative Works made solely by StarBase under the terms and conditions of this License Agreement shall be owned by StarBase.

          (b) PROPRIETARY NOTICES. StarBase shall not remove, alter, cover or obscure any copyright notice, trademark, trade name, service mark or other proprietary rights notice placed by Site (the "Marks") on any Software, Software Product or Documentation or any copy or portion thereof. All copies shall faithfully reproduce such marks. StarBase shall ensure that all Modified Products carry notices of Site's proprietary rights printed in each piece of documentation supplied, affixed to each media container, and embedded in the object code, including partial copies or updated versions thereof. StarBase hereby acknowledges that it shall not acquire ownership of the

Marks or any part thereof by reason of its use of the Marks under this Agreement. All use of the Marks shall inure to Site's benefit.

     (c) RESTRICTIONS. StarBase shall not cause or permit disclosure, copying, display, loan, publication, transfer of possession (whether by sale, exchange, gift, operation of law or otherwise) or other dissemination of the Software, Software Products or Documentation in whole or in part, to any third party, except as permitted in this License Agreement. StarBase shall not disassemble or reverse compile any Software or Software Product or portion thereof, nor create any Derivative Works thereof except as expressly provided under this License Agreement, or as allowed under the law.

     4.   DELIVERY.

          (a) DELIVERY. Within five (5) days of execution of both the Purchase Agreement and this License Agreement, Site shall deliver to StarBase one (1) copy of the Software in Source Code format and one (1) copy of the Documentation.

          (b) NO OBLIGATION TO CREATE MATERIALS. Site shall not be obligated to create any new Documentation or other materials which do not already exist.

     5. PRICE AND PAYMENT. In consideration for the licenses granted under this License Agreement:

          (a) SOFTWARE PRODUCT. StarBase shall pay to Site Ten Percent (10%) of StarBase's aggregate actual selling price payable to StarBase from its marketing and distribution of the Software Products and Modified Products, less taxes, duties, excises, other governmental charges and fees of any kind, refunds, credits and returns (the "Net Product Revenue"); and

          (b) DISTRIBUTION OF DEMONSTRATION COPIES. StarBase may distribute non-revenue copies of the Software Products and Modified Products to End-Users for demonstration, testing and evaluation purposes only.

          (c) ROYALTY REPORTS AND PAYMENTS. StarBase shall render royalty reports ("Royalty Reports") on a country by country basis to Site on a monthly basis within thirty (30) days after the close of each calendar month during the Term of this License Agreement, regardless of whether any payment is shown to be due to Site thereunder. Each Royalty Report shall include a statement from StarBase stating the number of units of each Software Product and Modified Product sold by StarBase, the actual selling price payable to StarBase for each unit sold and the amount and description of permissible deductions therefrom as stated above. StarBase shall remit all payments due Site pursuant to this
Section 5, if any, along with the Royalty Reports to: Site Technologies, Inc., 380 El Pueblo Road, Scotts Valley, California 95066, attention: Jeffrey F. Ait.

          (d) CURRENCY. All royalties under this License Agreement shall be paid in U.S. Dollars and the acceptance thereof by Site shall not preclude Site from questioning the correctness of royalty payments at any time. All royalty payments shall be made without any set off of any amount whatsoever, whether based upon any claimed debt or liability of Site to StarBase. Any amounts not paid when due shall bear interest of 1% per month to the maximum allowed by law, whichever is less.

          (e) AUDIT. StarBase shall keep and maintain accurate books of account and records covering all transactions relating to this License Agreement. Site, at Site's sole expense (subject to the last sentence of this Section 5(e)) shall be entitled to have an independent Certified Public Accountant (the "Accountant") chosen by Site and reasonably acceptable to StarBase, who agrees in writing to be bound by confidentiality provisions of this License Agreement, audit and inspect such books and records as may be necessary to verify the royalty reports, at any time or times, but not more than once annually during or within one year after the term of this License Agreement during reasonable business hours and upon five (5) business days prior written notice to StarBase. The Accountant shall have the right to make copies and summaries of such books and records but shall not disclose to Site any information relating to the business of StarBase other than the relevant sales totals (but not customer names) and the accuracy of the royalty reports submitted hereunder. All confidential business information received by the Accountant or Site as a result of such audit, and all written reports submitted by StarBase, shall be kept in confidence for five (5) years from the date of the receipt thereof and shall not be used for any purposes other than evaluating StarBase's obligations under this License Agreement. All books of account and records shall be retained by StarBase for a minimum of one (1) year after submission of each Royalty Report to which they relate. If the Accountant discovers a deficiency in the royalties paid to Site for any period under the audit ("an Audit Deficiency"), StarBase shall promptly pay such Audit Deficiency to Site, and, if such Audit Deficiency is five (5%) percent or more of the royalties paid to Site for such audit period, StarBase shall also reimburse Site for all reasonable costs and expenses (including the Accountant's fees and expenses) incurred by Site in connection with such audit.

          (f) TAXES. StarBase shall be solely responsible for and hereby indemnifies Site against any taxes, duties, excises, other governmental charges and fees of any kind or other deductions relating to the marketing or distribution of the Software Products or Modified Products during the Term of this License Agreement.

     6. TECHNICAL ASSISTANCE. Site's sole obligation in providing technical assistance to StarBase shall be to make available to StarBase Bill French, Ron Sauers, Bob Crawford, Chris Holt, James Lambers and Paula Canales (the "Consultants"), on a full-time basis, to assist StarBase with its modifications to the Software as contemplated by Section 2 hereof, pursuant to a Consulting Agreement as set forth in EXHIBIT A attached hereto.

     7. REPRESENTATIONS OF SITE. Site represents and warrants to StarBase that (i) it is the sole and absolute owner of all right, title and interest in the Software, together with any and all trade secret rights, moral rights, patent rights, copyrights and other intellectual property rights (except for certain binary libraries, with respect to which it represents and warrants that it has sufficient license rights in such libraries to enter into this License Agreement); (ii) the Software is either exclusively owned by Site or is an original work of Site and has been exclusively authored by Site's employees who have assigned in writing all of their copyright, patent, ownership, moral and other intellectual property rights in and to the Software; (iii) Site has the lawful right to enter into this License

Agreement and that, as of the date that it is delivered to StarBase, the Software will not infringe any United States copyright, patent, moral right, trade secret or other intellectual property right of any person or business entity whatsoever; and (iv) Site has no knowledge of any claim, dispute, suit, or controversy of any nature whatsoever which, in whole or in part, is based upon the ownership of the Software or any patent rights, moral rights, trade secrets, copyrights or other intellectual property rights in the Software.

     8.   LIMITED WARRANTY.  THE REPRESENTATIONS AND WARRANTIES EXPRESSED IN
SECTION 7 ABOVE ARE LIMITED AND ARE THE ONLY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE BY SITE. ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING SPECIFICALLY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED.

     9.   INDEMNIFICATION.

          (a) Except as limited by Section 8 hereof, each Party (the "Indemnifying Party") shall indemnify, defend and hold harmless the other (the "Indemnified Party"), from and against any and all actions, proceedings, damages, costs, fees, expenses and other liability to the extent arising out of third party claims caused by a breach by the Indemnifying Party of this License Agreement or by the negligent or illegal acts of the Indemnifying Party. As a condition to the foregoing indemnity obligation, the Indemnified Party shall provide the Indemnifying Party with prompt notice of any claim for which indemnification is sought hereunder and shall cooperate in all reasonable respects with the Indemnifying Party in connection with any such claim. The Indemnifying Party shall be entitled to control the handling of any such claim and to defend or settle any such claim, in the Indemnifying Party's sole discretion, with counsel of its own choosing. The Indemnifying Party shall not be responsible under this Section 9 for costs, expenses and fees incurred by the Indemnified Party without the Indemnifying Party's prior written authorization.

          (b) StarBase shall defend, at its sole expense, any action brought against Site, to the extent based on a third party claim that the Modified Products infringe any third party patent, trade mark, copyright or other intellectual property rights arising under the laws of any country. StarBase shall pay any settlement and other costs, damages and attorneys' fees awarded against Site in such action which are caused by such claim; provided that StarBase is (i) promptly informed in writing of such claim and action; and (ii) provided with all reasonable assistance that it requests in connection with such claim and action. StarBase shall be entitled to control the handling of any such claim and to defend or settle any such claim, in StarBase's sole discretion, with counsel of its own choosing. StarBase shall not be responsible under this Section 9(b) for costs, expenses and fees incurred by Site without StarBase's prior written authorization.

     10.  LIMITATION OF LIABILITY.

          (a) IN NO EVENT WILL SITE BE LIABLE FOR ANY LOST PROFITS, COSTS OF COVER OR ANY SPECIAL OR CONSEQUENTIAL, ECONOMIC, EXEMPLARY OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF IT HAS BEEN

ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SITE'S LIABILITY IS LIMITED TO THE AMOUNTS PAID BY STARBASE UNDER THIS AGREEMENT.

          (b) SITE SHALL HAVE NO LIABILITY ARISING OUT OF THE MISUSE, MODIFICATION OR TAMPERING WITH THE SOFTWARE, SOFTWARE PRODUCTS OR DOCUMENTATION.

     11.  TERM.

          (a) TERM. The "Term" of this License Agreement shall commence as of the date of execution of this License Agreement and shall terminate on the first to occur of:

          (i)  the Closing, or
          (ii) the termination of the Purchase Agreement prior to the Closing Date;

PROVIDED, HOWEVER, that, if such termination of this License Agreement is effected by termination of the Purchase Agreement prior to the Closing Date, the parties may mutually agree in writing to continue this License Agreement beyond the initial Term.

          (b) BREACH. Notwithstanding anything to the contrary herein, either Party may terminate this License Agreement in the event of an uncured material breach by the other Party with written notice of such breach and a period of ten
(10) business days after the date of the notice to cure such breach.

          (c) OBLIGATIONS UPON TERMINATION. Upon termination or expiration of this License Agreement for any reason, the licenses granted under this License Agreement will be terminated immediately and StarBase will immediately deliver to Site all copies of the Software, Software Products, Documentation and all other materials (including without limitation Confidential Information) delivered by Site or reproduced by StarBase, in StarBase's possession or under its control, without retaining any copies or abstracts.

          (d) SURVIVAL. Upon termination or expiration of this License Agreement for any reason, the following provisions shall survive: Sections 2(e), 3, 5(c), 5(d), 5(e), 5(f), 8, 9, 10, 11(c), 11(d), 12, 13, 14, 15, and 16.
In addition, all End-User licenses granted by StarBase while this License Agreement is in effect shall survive termination of this License Agreement according to their terms.

     12.  CONFIDENTIALITY.

          (a) DEFINITION. All information disclosed (whether provided in a tangible or oral form) by a party designated as "Confidential " or "Proprietary" or in some other manner to indicate its confidential nature shall be deemed "Confidential Information." Confidential Information includes (without limitation) the Source Code for the Software.

          (b) OBLIGATIONS. The party receiving Confidential Information (the "Receiving Party") shall treat as confidential all Confidential Information of the other party (the "Disclosing Party"), shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party except as may be reasonably required in the use, or distribution of a product pursuant to the terms of this License Agreement. Such disclosure to such a third party shall only be made subject to confidentiality obligations at least as protective as those set forth in this License Agreement. Without limiting the foregoing, a Receiving Party shall use at least the same degree of care it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by a Disclosing Party under this License Agreement.

          (c) EXCEPTIONS. Notwithstanding the above, neither party shall have liability to the other with regard to Confidential Information of the other which:

               (i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver;

               (ii) was known to the receiver, without confidentiality restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

               (iii) is disclosed with the prior written approval of the discloser (provided however, that nothing in this License Agreement shall be construed as providing approval to disclose Confidential Information);

               (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of (or independent contractors hired by) the receiver who have not been exposed to the Confidential Information;

               (v) becomes known to the receiver, without confidentiality restriction, from a source other than the discloser without breach of this License Agreement by the receiver and otherwise not in violation of the discloser's rights;

               (vi) is disclosed to third parties by the discloser without restrictions similar to those contained in this License Agreement; or

               (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt written notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

          (d) COMPLIANCE OBLIGATIONS. StarBase shall exert its best efforts, including, but not limited to, the execution of proprietary non-disclosure agreements with employees and consultants, and, where appropriate, legal action, to enforce compliance with the provisions of this section by its directors, officers, employees, and any third party having access to the other party's Confidential Information.

     13. EXPORT CONTROLS. StarBase shall not export the Software, Software Products, the Derivative Works or Modified Products to any foreign country in violation of any United States statute or regulation, including without limitation, regulations of the United States Department of Commerce and the United States Office of Export Administration.

     14. RELATIONSHIP OF THE PARTIES. No agency, partnership, joint venture or employment is created between Site and StarBase by this License Agreement. Neither Party has any authority, express or implied, to create any obligation or responsibility on behalf of the other Party. No third party (including any employee, consultant or subsidiary of either Party) has any rights under this License Agreement.

     15. NOTICE. Any notice, request, demand or other communication permitted or required to be given under this License Agreement shall be in writing, shall be sent by one of the following means to the address set forth by each Party's signature hereto, and shall be deemed conclusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, specifying overnight delivery, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth (5th) Business Day following the day duly sent by certified mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a Business Day, whether in writing or by facsimile transmission (or on the next Business Day if received after the close of normal business hours or on any non-Business Day).

     16.  GENERAL PROVISIONS.

          (a) WAIVER. No failure or delay on the part of either party in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such or for any other or subsequent cause.

          (b) AMENDMENT. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this License Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

          (c) PREVAILING TERMS. In the event of any conflict or inconsistencies between the provisions of this License Agreement and the provisions of any exhibits attached hereto or the provisions of any documents incorporated by reference, the provisions of this License Agreement shall prevail.

          (d) DISCLOSURE OF TERMS. Each party agrees that the terms and conditions of this License Agreement shall be treated as confidential information and that no reference to this License Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this License Agreement:

          (i)   as required by any court or other governmental body;
          (ii)  as otherwise required by law;
          (iii) to legal counsel of the parties;
          (iv) in confidence, to accountants, banks, and financing sources and their advisors;
          (v) in confidence, in connection with the enforcement of this License Agreement or rights under this License Agreement; or
          (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

          (e) SECTION HEADINGS. The section headings contained in this License Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) BINDING AGREEMENT; ASSIGNMENT. This License Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This License Agreement may not be assigned by either party without the consent of the other party.

          (g) AUTHORIZATION. Site and StarBase each represent and warrant that its execution, delivery and performance of this License Agreement have been duly authorized by all necessary corporate action.

          (h) GOVERNING LAW. This License Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law principles.

          (i) SEVERABILITY. If any provision in this License Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this License Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this License Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this License Agreement.

          (j) ENTIRE AGREEMENT. This License Agreement and the Purchase Agreement contain the entire understanding of the Parties respecting the subject matter hereof and supersedes all prior discussions and understandings. Notwithstanding this Section 16(j), nothing in this License Agreement shall alter or modify the obligations of any party to any non-disclosure provisions which may exist between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed by their duly authorized respective officers as of the date first written above.


                              SITE TECHNOLOGIES


                              By:       /s/ Jeffrey F. Ait
                                     ------------------------------------------
                                        Jeffrey F. Ait, Chief Executive Officer

                              Address:  380 El Pueblo Road
                                        Scotts Valley, CA 95066


                              STARBASE CORPORATION


                              By:       /s/ Donald R. Farrow
                                     ------------------------------------------

                              Title:    Vice Chairman
                                     ------------------------------------------

                              Address:  4 Hutton Centre Drive, Suite 800
                                        Santa Ana, CA  92707

                                    EXHIBIT A

                              CONSULTING AGREEMENT

                             CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made and entered into as of December 18, 1998 by and between StarBase Corporation, a Delaware corporation (the "Company"), and Site Technologies, Inc., a California corporation ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in that certain Asset Purchase and Sale Agreement by and between the Company and Consultant, dated December 18, 1998 (the "Purchase Agreement"). In consideration of the mutual promises contained herein, the parties agree as follows:

     1.   SERVICES AND COMPENSATION

          (a) Consultant agrees to perform for the Company the services ("Services") described in Exhibit A, attached hereto.

          (b) The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

     2.   OWNERSHIP

          Subject to the terms and conditions set forth in the Purchase Agreement and that certain Interim License and Consulting Agreement by and between the Company and Consultant, dated as of December 18, 1998 (the "License Agreement"), Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

     3.  TERM AND TERMINATION

         (a) TERM. This Agreement will commence on the date first written above and will continue until the earlier of (i) the Closing or (ii) termination of the Purchase Agreement prior to the Closing Date (the "Term"); provided, however, that if such termination of this Agreement is effected by termination of the Purchase Agreement prior to the Closing Date, the parties may mutually agree to, in writing, continue this Agreement beyond the initial Term.

          (b) SURVIVAL. Upon such termination all rights and duties of the parties toward each other pursuant to this Agreement shall cease except:

               (i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed on or prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

               (ii) Section 2 (Ownership) and Section 5 (Independent Contractors) shall survive termination of this Agreement.

     4.  BINDING AGREEMENT; ASSIGNMENT

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

     5.  INDEPENDENT CONTRACTOR

         It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon.

     6.  BENEFITS

         Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant's employees receive no Company-sponsored benefits from the Company. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant's employees are reclassified by a state or federal agency or court as an employee, Consultant's employees will become reclassified employees and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant's employees would otherwise be eligible for such benefits.

     7.  ARBITRATION AND EQUITABLE RELIEF

         (a) DISPUTES. Except as provided in Section 9(d) below, the Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

          (b) CONSENT TO PERSONAL JURISDICTION. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) COSTS. The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.

          (d) EQUITABLE RELIEF. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

          (e) ACKNOWLEDGMENT. CONSULTANT AND THE COMPANY HAVE READ AND UNDERSTAND SECTION 7, WHICH DISCUSSES ARBITRATION. CONSULTANT AND THE COMPANY UNDERSTAND THAT BY SIGNING THIS AGREEMENT, CONSULTANT AND THE COMPANY AGREE TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 7(d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTY'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

     8.  NOTICE

         Any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the address set forth by each party's signature hereto, and shall be deemed conclusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, specifying overnight delivery, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth (5th) Business Day following the day duly sent by certified mail, postage prepaid and return receipt requested; or (III) when otherwise actually received by the addressee on a Business Day, whether in writing or by facsimile transmission (or on the next Business Day if received after the close of normal business hours or on any non-Business Day).

     9.  GOVERNING LAW

         This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     10. ENTIRE AGREEMENT

         This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     11. ATTORNEY'S FEES

         In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled.

     12. SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   SITE TECHNOLOGIES, INC.

                                   By: /s/ Jeffrey F. Ait
                                       ---------------------------------------
                                       Jeffrey F. Ait, Chief Executive Officer

                                   Address:   380 El Pueblo Road
                                              Scotts Valley, CA  95066


                                   STARBASE CORPORATION

                                   By: /s/ Donald R. Farrow
                                       ---------------------------------------

                                   Title: Vice Chairman
                                          ------------------------------------

                                   Address:   4 Hutton Centre Drive, Suite 800
                                              Santa Ana, CA  92707

                                     EXHIBIT A

                             SERVICES AND COMPENSATION

         1.   CONTACT.  Consultant's principal Company contact:

              Name:     Jeffrey F. Ait
                        ---------------------------------------------

              Title:         CEO
                        --------------------------------------

         2.   SERVICES.  Consultant will render to the Company the following
Services:

         Provide the services of Bob Crawford, Chris Holt, James Lambers and Paula Canales (the "Employees") not to exceed 40 hours per Employee per week (less time off for holidays, sick days and vacation per Consultant's existing internal policies) for the purpose of modifying the Software during the term of this Agreement as set forth in Section 2(c) of the License Agreement.

         3.   TERMINATION.

         The Company may terminate its use of the services of one or more of the Employees upon giving two weeks prior written notice thereof to Consultant, except in the case of Bob Crawford whose services to the Company shall terminate on December 31, 1998.

         4.   COMPENSATION.

              (a) The Company shall pay Consultant (i) $2,192.30 per week for the services of Bob Crawford; (ii) $1384.62 per week for the services of Chris Holt; (iii) $1846.15 per week for the services of James Lambers and (iv) $738.46 plus commissions (calculated according to Consultant's commission schedule attached hereto as EXHIBIT B) per week for the services of Paula Canales (or an aggregate of $12,507.68 plus commissions per week for all four (4) Employees) during the Term of this Agreement payable at the end of each period ending the 1st and the 15th day of each calendar month. Partial periods shall be paid on a pro-rata basis.

              (b) The Company shall reimburse Consultant for (i) all reasonable expenses incurred by Consultant in connection with the sales phone number, sales 800 phone number, sales fax number, support phone number and support fax number and (ii) one-half of the T-1 connection maintained by Consultant.

              (c) The Company shall reimburse Consultant for all travel and other reasonable expenses incurred by the Employees in performing Services pursuant to this Agreement.

                                     EXHIBIT B

                                COMMISSION SCHEDULE

                             MONTHLY         ANNUAL
                            COMMISSION     COMMISSION               TARGET REVENUE
------------------------------------------------------------------------------------
         Paula Canales       $416.67        $5,000.00                    $14,000